EXHIBIT 8.1

SUBSIDIARIES

Name of Subsidiary                                                                  Country of Incorporation

Altius Marine S.A.                                                                    Marshall Islands

AMT Management Ltd.                                                           Marshall Islands

Aries Maritime (US) LLC                                                          United States

Chinook Waves Corporation                                                  Marshall Islands

Compass Overseas Ltd.                                                            Bermuda

Compassion Overseas Ltd.                                                      Bermuda

Dynamic Maritime Co.                                                              Marshall Islands

Ermina Marine Ltd.                                                                    Marshall Islands

Fortius Marine S.A.                                                                  Marshall Islands

Jubilee Shipholding S.A.                                                          Marshall Islands

Land Marine S.A.                                                                      Marshall Islands

Makassar Marine Ltd.                                                              Marshall Islands

Olympic Galaxy Shipping Ltd.                                                 Marshall Islands

Ostria Waves Ltd.                                                                     Marshall Islands

Rider Marine S.A.                                                                      Marshall Islands

Santa Ana Waves Corporation                                               Marshall Islands

Seine Marine Ltd.                                                                      Marshall Islands

Vintage Marine S.A.                                                                 Marshall Islands